Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 23, 2023, with respect to the consolidated financial statements of Affimed N.V., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Mannheim, Germany

March 23, 2023